SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 21, 2004

PATRIOT BANK CORP

(Exact name of registrant as specified in its charter)

Pennsylvania	0-26744	23-2820537
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Indent. No.)

High and Hanover Streets, Pottstown Pennsylvania		19464
(Address of principal executive office)		(Zip Code)

(610) 323-1500
Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report.)

Item 5.    Other Events.

The Company’s press release, dated April 21, 2004, announcing the approval by the Company’s shareholders of the Plan of Merger between Patriot Bank Corp. and Susquehanna Bancshares, Inc. and the declaration of a cash dividend of $0.145 per share of common stock payable on May 18, 2004, to holders of record on May 5, 2004, is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 7.    Financial Statements and Exhibits

(c)  Exhibits

The following exhibits are filed herewith:

99.1   Press Release, dated April 21, 2004, of Patriot Bank Corp.

Item 12.  Results of Operations and Financial Condition.

The Company’s press release, dated April 21, 2004, announcing its earnings for the three (3) month period ended March 31, 2004, is attached hereto as Exhibit 99.1 and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PATRIOT BANK CORP.

Dated: April 21, 2004	/s/ Richard A. Elko
Richard A. Elko,
President and Chief Executive Officer